VENABLE® LLP   Two Hopkins Plaza, Suite 1800    Telephone 410-244-7400  www.venable.com
               Baltimore, Maryland 21201-2978   Facsimile 410-244-7742

                                  June 1, 2005

NovaStar Financial, Inc.
Suite 300
8140 Ward Parkway
Kansas City, Missouri 64114

          Re:  Registration Statement on Form S-3 (File No. 333-110574)

Ladies and Gentlemen:

     We have served as Maryland counsel to NovaStar Financial, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the issuance of up to 1,725,000 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of the Company (including up to 225,000 Shares which the underwriters in the Offering (as defined herein)
have the option to purchase solely to cover over-allotments), covered by the above-referenced Registration Statement, and all amendments thereto (the
"Registration Statement"), filed by the Company with the United States
Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). The Shares are to be issued in an underwritten public offering (the "Offering") pursuant to a Prospectus
Supplement, dated May 26, 2005 (the "Prospectus Supplement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

          1. The Registration Statement and the related form of prospectus included therein, substantially in the form filed by the Company with the
Commission;

          2. The Prospectus Supplement, substantially in the form filed by the
Company with the Commission;

          3. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the
"SDAT");

          4. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

VENABLE® LLP

NovaStar Financial, Inc.
June 1, 2005

          5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

          6. Resolutions adopted by the Board of Directors of the Company relating to the authorization of the issuance of the Shares (the "Resolutions"), certified as of the date hereof by an officer of the Company;

          7. A certificate executed by an officer of the Company, dated as of the date hereof; and

          8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed the following:

          1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

          2. Each individual executing any of the Documents on behalf of a party
(other than the Company) is duly authorized to do so.

          3. Each of the parties (other than the Company) executing any of the
Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated
terms.

          4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such
Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

VENABLE® LLP

NovaStar Financial Inc.
June 1, 2005

          5. The Shares will not be issued in violation of any restriction or limitation contained in the Charter.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2. The issuance of the Shares has been duly authorized and, when issued and delivered by the Company pursuant to the Resolutions and the
Registration Statement against payment of the consideration set forth therein, the Shares will be validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law.
We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

          The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to you solely for submission to the
Commission as an exhibit to the Company's Current Report on Form 8-K, filed on our about the date hereof (the "Current Report"), which is incorporated by reference in the Registration Statement, and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                          Very truly yours,

                                          /s/ Venable LLP